UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

(702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Smaller reporting company   ☒                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Beyond Commerce, Inc.

Item 1.01. Beyond Commerce, Inc. Announcement

Las Vegas, NV ( March 22, 2019) – Beyond Commerce, Inc. (OTCQB: BYOC), (the “Company”), a global provider of B2B internet marketing analytics, technologies, and related services, is saddened to announce that its Chief Executive Officer, George Pursglove has unexpectedly passed away on Sunday March 17, 2019. Although Mr. Pursglove is no longer here to lead BYOC, his vision and the direction that the Company is pursuing will continue in earnest through the efforts of the President of the Company, Geordan Pursglove, as well its competent and sophisticated Directors.

Robert Honeyman is a member of the Board of Directors of the Company. “I have known and worked with George Pursglove on various business projects for nearly 25 years. Through that time period I have come to know George and his mind set for conducting business especially most recently with respect to the direction George was taking the Company. To that end, George partnered with Geordan to set up a series of transactions planned for the future. I feel confident that with Geordan Pursglove and the team that George has assembled, we can continue to successfully carry out the vision George had set for the Company”.

The recent business combination entered into by the Company with Service 800, a 30 year expert of CX in internet marketing analytics for the technology service sector, adds superior management depth. Its Founder and CEO, Jean Mork Bredeson, has the leadership and expertise that the Company believes will insure that there is seamless continuity in the pursuit of George’s vision.

Jean Mork Bredeson states “during the last 4 years, I have come to know George and his organization. I have been closely involved with shaping the business combination between the Company and Service 800. We are well prepared and proceeding without delay on the path George laid out for the success of our companies. I remain confident and enthusiastic about the value and potential of our business strategy as well as in the team we have assembled”.

The Company’s financing and investment banking representatives have represented that they are still solidly behind providing the services and funding necessary to assist the Company in achieving its goals and growth in the future as George envisioned.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
BEYOND COMMERCE, INC.

Date: March 22, 2019	By:	/s/ Geordan. Pursglove
Geordan Pursglove, President